 EXHIBIT 99.1

Airborne Wireless Network Enters into Service Agreement with iNTELLICOM Technologies,
Inc. to Advance Development of its Proprietary Technology

SIMI VALLEY, Calif., January 2, 2018 /PRNewswire/ -- Airborne Wireless Network (OTC QB: ABWN) is pleased to announce that on December 26, 2017, it entered into a service agreement with iNTELLICOM Technologies, Inc. (iNTELLICOM) to support the development and advancement ABWN’s Infinitus Super HighwayÔ.

ABWN has been working closely with iNTELLICOM since February 2017 in connection with designing and implementing its proprietary technology underlying ABWN’s Infinitus Super Highway™. iNTELLICOM assisted in the successful May 2017 proof-of-flight concept test performed in Roswell, New Mexico, which used two Boeing 767s and successfully demonstrated the ability of aircraft equipped with Infinitus Super Highway™ to act as airborne repeaters / routers in sending and receiving broadband signals to and from one another. As a result of the support provided by iNTELLICOM, ABWN selected iNTELLICOM as one of its external contractors to provide engineering design, product implementation and production, and serve as an integration and test services partner.

Michael Warren, CEO of ABWN said, “Based upon the services provided by iNTELLICOM for the past ten months, we have agreed to enter into a long-term formal agreement with iNTELLICOM and believe this relationship will enhance our engineering team. We look forward to partnering with iNTELLICOM and its team to accelerate the development and implementation of our Infinitus Super HighwayÔ.”

Jesse Hindemith, Vice President of iNTELLICOM said, “iNTELLICOM is excited to formalize its relationship with Airborne Wireless Network. iNTELLICOM has been working closely with ABWN since February 2017 and we are delighted to enter into this more formal arrangement. iNTELLICOM has delved into ABWN’s technology and is confident in the successful development the Infinitus Super HighwayÔ.”

About iNTELLICOM Technologies, Inc.

iNTELLICOM provides engineering design, product implementation and production, integration and test services to its customers. iNTELLICOM’s team brings over thirty years of experience designing fixed and mobile communication systems, antennas, advanced modems, networks and terminals. iNTELLICOM also provides its customers with technical and/or marketing consulting and regulatory and spectrum research. Some of I iNTELLICOM’s world class military and commercial programs include Iridium, Motorola (GD), Boeing, Hughes, L3 Communications, Intelsat, Nortel, Thales, US Air Force, Loral, BAE Systems and Cobham, among others.

For further information see: www.http://www.itccom.net

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About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital information superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward- looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

info@airbornewirelessnetwork.com

805-583-4302

SOURCE: Airborne Wireless Network

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